Richard M. Cutshall
Tel 312.476.5121
Fax 312.899.0449
cutshallr@gtlaw.com

April 24, 2014

Monetta Trust
1776-A South Naperville Road
Suite 100
Wheaton, IL 60189-5831

Re:   Monetta Trust, Securities Act Registration No. 33-54822

Dear Ladies and Gentlemen:

We have acted as counsel for Monetta Trust (the “Trust”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indefinite number of shares of beneficial interest of the series of the Trust designated Monetta Fund, Orion/Monetta Intermediate Bond Fund and Monetta Young Investor Fund (the “Shares”) in registration statement no. 33-54822 on Form N-1A (the “Registration Statement”).

In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust of the Trust (the “Trust Agreement”), bylaws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of Shares, and the Registration Statement.

Among other things, the Registration Statement is deemed to register the Shares pursuant to Rule 24f-2 under the Investment Company Act of 1940. You have advised us that the Trust will, from year to year, timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by it during each fiscal year during which such registration of an indefinite number of Shares remains in effect. You have also informed us that the Shares will be sold in accordance with Section 5(b) of the Act.

Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and non-assessable (although shareholders of the Trust may be subject to liability under certain circumstances as described in the statement of additional information of the Trust, included as Part B of the Registration Statement under the caption “General Information & Funds’ History” and the sub-heading “Monetta Trust”).
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Monetta Trust
April 24, 2014

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP